Exhibit 99.1

6705 Rockledge Drive, Suite 900

Bethesda, MD 20817-1850

(301) 581-0600

Contact:	Shawn M. Guertin

Chief Financial Officer

(301) 581-5701

Drew Asher

Vice President, Investor Relations

(301) 581-5717

Coventry Health Care Reports First Quarter Earnings

Re-Affirms 2007 Full Year Diluted EPS Guidance

Bethesda, Maryland (April 27, 2007) — Coventry Health Care, Inc. (NYSE: CVH) today reported operating results for the quarter ended March 31, 2007. Operating revenues totaled $2.24 billion for the quarter. Excluding the $0.04 debt refinancing charge incurred during the quarter, net earnings were $127.5 million, or $0.80 per diluted share. First quarter GAAP net earnings including the refinancing charge were $121.7 million, or $0.76 per diluted share.

“We are right on track for another year of strong growth in revenue and earnings per share,” said Dale B. Wolf, chief executive officer of Coventry. “In the first three months of the year we announced a meaningful acquisition, repurchased four million shares, refinanced debt at favorable rates, and successfully launched Medicare PFFS. We were able to accomplish all of these things while continuing to deliver the strong operational and financial results you have come to expect.”

First Quarter Highlights

•	Revenues up 15.4% from the prior year quarter
•	Selling, General & Administrative (SG&A) expenses were 16.5% of operating revenues, an improvement of 40 basis points from the prior year quarter
•	Share repurchase of 4.0 million shares at a cost of $221.3 million
•	Announced Concentra workers’ compensation services acquisition
•	Called and retired $170.5 million 8.125% 2012 senior notes
•	Placed $400.0 million of 10-year senior notes at a coupon rate of 5.95%
•	GAAP cash flows from operations were $483.6 million. Adjusted for the timing of Medicare-related payments, cash flows from operations were $215.6 million or 177% of net income as detailed on page 7.

Commercial Business Division Highlights

•	Membership. As of March 31, 2007, Coventry reported commercial membership of 1.39 million risk members and 1.39 million non-risk members.

•

Health Plan Commercial Group Insured Trends(1) . Commercial premium yields showed a favorable price-to-cost spread in the first quarter. Reported commercial yields rose to $271.03 PMPM (per member per month) in the quarter, an increase of 5.6% over the prior year quarter. Reported commercial medical expense was $212.43 PMPM in the quarter, an increase of 4.8% over the prior year quarter.

•	Medical Loss Ratio (MLR)(1). Health plan commercial group MLR was 78.4% in the first quarter, a 50 basis point improvement over the prior year quarter.

Individual Consumer & Government Business Division Highlights

•

Membership. As of March 31, 2007, Coventry reported total divisional membership of 1.31 million, representing an increase of 308,000 over the prior year quarter. This was driven by an increase of 169,000 Medicare Part D members, 105,000 Medicare Advantage members, 19,000 Individual members, and 15,000 Medicaid risk members.

•

Medical Loss Ratio (MLR). Medicare Advantage MLR of 82.3% increased 40 basis points over the prior year quarter driven by the new Private-Fee-For-Service business. Medicare Part D MLR of 94.7% improved 330 basis points over the prior year quarter and Medicaid risk MLR of 86.5% increased 260 basis points over the prior year quarter.

Specialty Business Division Highlights

•	Revenue for the quarter was $48.8 million.

•	Significantly expanded national product footprint through the Concentra workers’ compensation services acquisition, effective April 2, 2007.

(1) “Health Plan Commercial Group Insured” data excludes Individual business (under 65 years of age).

Consolidated Guidance Details

Q2 2007 Guidance

•	Total revenues of $2.30 billion to $2.40 billion
•	Earnings per share (EPS) on a diluted basis of $0.94 to $0.96

2007 Full Year Guidance

•	Risk revenues of $8.10 billion to $8.40 billion
•	Management services revenues of $1.12 billion to $1.15 billion
•	Consolidated revenues of $9.22 billion to $9.55 billion
•	Consolidated medical loss ratio (MLR%) of 79.8% to 80.2%
•	Consolidated selling, general, and administrative expenses (SG&A) of $1.67 billion to $1.71 billion
•	Depreciation and amortization expense of $127.0 million to $133.0 million
•	Investment income of $105.0 million to $115.0 million
•	Interest expense of $66.0 million to $69.0 million
•	Includes $9.1 million charge for debt refinancing
•	Tax rate of 37.8% to 38.2%
•	Diluted share count of 157.0 million to 159.0 million shares
•	GAAP earnings per share (EPS) on a diluted basis of $3.92 to $3.98
•	Includes $0.04 charge for debt refinancing

Mr. Wolf will host a conference call at 8:30 a.m. ET on Friday, April 27, 2007. To listen to the call, dial toll-free at (800) 289-0569 or, for international callers, (913) 981-5542. Callers will be asked to identify themselves and their affiliations. The conference call will also be broadcast from Coventry’s Investor Relations website at www.cvty.com. Coventry asks participants on both the call and webcast to review and be familiar with its filings with the Securities and Exchange Commission (SEC). A replay of the call will be available for one week at (888) 203-1112 or, for international callers, (719) 457-0820. The access code is 9184631.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2006. Coventry undertakes no obligation to update or revise any forward-looking statements.

Coventry Health Care (www.cvty.com) is a diversified national managed healthcare company based in Bethesda, Maryland, operating health plans, insurance companies, network rental and workers’ compensation services companies. Through its Commercial Business, Individual Consumer & Government Business, and Specialty Business Divisions, Coventry provides a full range of risk and fee-based managed care products and services to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators.

COVENTRY HEALTH CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

(unaudited)

	Quarters Ended
	March 31,
	2007	2006

Operating revenues:
Managed care premiums	$ 2,022,970	$ 1,716,322
Management services	213,527	222,395
Total operating revenues	2,236,497	1,938,717

Operating expenses:
Medical costs	1,656,540	1,401,054
Selling, general, administrative	369,495	328,228
Depreciation and amortization	30,299	26,716
Total operating expenses	2,056,334	1,755,998

Operating earnings	180,163	182,719
Operating earnings percentage of total revenues	8.1%	9.4%

Interest expense	21,200	12,906
Other income, net	33,829	22,985

Earnings before income taxes	192,792	192,798

Provision for income taxes	71,051	71,817
Net earnings	$ 121,741	$ 120,981

Net earnings per share, basic	$ 0.78	$ 0.76
Net earnings per share, diluted	$ 0.76	$ 0.74

Weighted average shares outstanding, basic	157,028	160,029
Weighted average shares outstanding, diluted	159,646	163,344

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$1,910,507	$1,370,836
Short-term investments	222,525	292,392
Accounts receivable, net	212,796	209,180
Other receivables, net	166,155	164,829
Deferred income taxes	82,990	59,339
Other current assets	61,366	37,806
Total current assets	2,656,339	2,134,382

Long-term investments	1,159,458	1,130,572
Property and equipment, net	296,811	315,105
Goodwill	1,620,235	1,620,272
Other intangible assets, net	395,365	388,400
Other long-term assets	167,389	76,376
Total assets	$6,295,597	$5,665,107

Liabilities and Stockholders’ Equity:

Current liabilities:
Medical liabilities	$1,365,261	$1,121,151
Accounts payable and accrued liabilities	442,776	460,489
Deferred revenue	286,701	60,349
Current portion of long-term debt	10,000	10,000
Total current liabilities	2,104,738	1,651,989

Long-term debt	978,526	750,500
Other long-term liabilities	314,254	309,616
Total liabilities	3,397,518	2,712,105

Stockholders’ equity	2,898,079	2,953,002

Total liabilities and stockholders’ equity	$6,295,597	$5,665,107

COVENTRY HEALTH CARE, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Amounts in thousands)

Quarter Ended
March 31, 2007
(unaudited)

Cash flows from operating activities:
Net earnings	$121,741
Adjustments to earnings:
Depreciation and amortization	30,299
Amortization of stock compensation	14,673
Changes in assets and liabilities:
Accounts receivable, net	(3,616)
Medical liabilities	244,110
Accounts payable and other accrued liabilities	(47,483)
Deferred revenue	226,352
Other operating activities	(102,494)
Net cash flows from operating activities	483,582

Cash flows from investing activities:
Capital expenditures, net	(3,029)
Proceeds from investments, net of purchases	42,766
Payments for acquisitions, net of cash acquired	(11,755)
Net cash flows from investing activities	27,982

Cash flows from financing activities:
Proceeds from issuance of stock	14,241
Payments for repurchase of stock	(221,665)
Proceeds from issuance of debt, net	394,524
Excess tax benefit from stock compensation	11,507
Payments for retirement of debt	(170,500)
Net cash flows from financing activities	28,107

Net change in cash and cash equivalents for current period	539,671
Cash and cash equivalents at beginning of period	1,370,836
Cash and cash equivalents at end of period	$1,910,507

Cash and Investments:
Cash and cash equivalents	$1,910,507
Short-term investments	222,525
Long-term investments	1,159,458
Total cash and investments	$3,292,490

COVENTRY HEALTH CARE, INC.

RECONCILIATION OF OPERATING CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2007

(Amounts in thousands, unaudited)

	Stand-Alone Medicare Part D	All Other Operations	Consolidated As Reported
GAAP net cash flows from operating activities	$145,020	$338,562	$483,582
GAAP cash flows as a percentage of net earnings	N/A	277%	397%

Less:
April CMS premium payment received in Q1	($62,630)	($160,842)	($223,472)
April reinsurance payment received in Q1	($13,050)	($35)	($13,085)
April low-income subsidy payment received in Q1	($31,144)	($310)	($31,454)

Adjusted operating cash flows	$38,196(a)	$177,375	$215,571

Net earnings	($390)	$122,131	$121,741

Adjusted operating cash flows as a percentage of net earnings	N/A	145%	177%

(a)

Stand-alone Medicare Part D adjusted operating cash flows include $33.2 million in reinsurance payments received for January through March of 2007, net of claims paid subject to reinsurance. For contract year 2006, stand-alone Medicare Part D cash flows include $228.8 million in reinsurance payments, net of claims paid subject to reinsurance. Following the final settlement related to the 2006 plan year, any remaining balances from reinsurance and other subsidy payments will be returned to CMS.

COVENTRY HEALTH CARE, INC.

SELECTED OPERATING STATISTICS

(Unaudited)

	Q1 2007	Total 2006	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Total 2005
Membership by Product (000s)
Commercial Group Risk(2)	1,387		1,457	1,462	1,487	1,490	1,515
Health Plan ASO	648		621	615	611	612	592
Other ASO(3)	741		866	872	900	922	1,131
Total Commercial Division	2,776		2,944	2,949	2,998	3,024	3,238

Medicare Advantage(4)	185		80	79	80	80	75
Medicare Part D	698		687	687	663	529	n/a
Total Medicare	883		767	766	743	609	75

Medicaid Risk	400		373	373	379	385	393
Individual	31		23	19	15	12	n/m
Total Indiv./Gov’t Division	1,314		1,163	1,158	1,137	1,006	468

Total Membership	4,090		4,107	4,107	4,135	4,030	3,706

Revenues by Product (000s)
Commercial Group Risk	$1,133,525	$4,580,165	$1,146,442	$1,144,349	$1,147,613	$1,141,761	$4,297,489
Commercial ASO	116,447	492,293	122,755	117,761	122,903	128,874	513,064
Total Commercial Division	1,249,972	5,072,458	1,269,197	1,262,110	1,270,516	1,270,635	4,810,553

Medicare Risk	668,455	1,484,548	376,882	350,886	376,735	380,045	676,349
Medicaid Risk	208,138	762,093	190,312	192,500	190,108	189,173	754,324
Medicaid ASO	49,605	184,503	46,819	45,983	47,974	43,727	183,197
Individual Risk	12,852	30,495	10,254	8,217	6,681	5,343	n/m
Total Indiv./Gov’t Division	939,050	2,461,639	624,267	597,586	621,498	618,288	1,613,870

Specialty Division	48,778	206,220	49,175	51,084	54,536	51,425	193,714

Total Premiums	2,022,970	6,857,301	1,723,890	1,695,952	1,721,137	1,716,322	5,728,162
Total Management Services	214,830	883,016	218,749	214,828	225,413	224,026	889,975
Other/Eliminations	(1,303)	(6,561)	(1,645)	(1,644)	(1,641)	(1,631)	(6,891)
Total Revenue	$2,236,497	$7,733,756	$1,940,994	$1,909,136	$1,944,909	$1,938,717	$6,611,246

Consolidated Coventry

Operating Income % of Revenues	8.1%	10.9%	11.7%	11.7%	10.6%	9.4%	12.0%

SGA % of Revenues	16.5%	17.3%	18.3%	16.9%	17.1%	16.9%	17.9%

Total Medical Liabilities (000s)(5)	$ 835,790		$ 719,426	$ 733,550	$ 709,437	$ 742,247	$ 700,066
Days in Claims Payable (DCP)(5)	53.97		54.97	56.00	53.84	55.17	55.58

Total Debt (millions)	$ 988.5		$ 760.5	$ 760.5	$ 760.5	$ 770.5	$ 770.5
Total Capital (millions)	$ 3,886.6		$ 3,713.5	$ 3,536.0	$ 3,350.4	$ 3,310.8	$ 3,325.2
Debt to Capital	25.4%		20.5%	21.5%	22.7%	23.3%	23.2%

COVENTRY HEALTH CARE, INC.

REVENUE AND MEDICAL COST STATISTICS

(Unaudited)

	Q1 2007	Total 2006	Q4 2006	Q3 2006	Q2 2006	Q1 2006	Total 2005
Revenue PMPM
Health Plan Commercial Group Risk(1)	$ 271.03	$ 260.69	$ 264.36	$ 262.34	$ 259.44	$ 256.74	$ 246.46
Medicare Advantage(4),(6)	$ 834.02	$ 857.28	$ 883.11	$ 855.05	$ 854.85	$ 836.00	$ 765.58
Medicare Part D(7)	$ 97.25	$ 103.77	$ 107.75	$ 101.87	$ 104.09	$ 100.36	n/a
Medicaid Risk	$ 177.09	$ 167.30	$ 169.80	$ 170.90	$ 165.53	$ 163.16	$ 157.52

MLR %
Consolidated Total	81.9%	79.3%	77.1%	78.6%	80.0%	81.6%	79.4%

Health Plan Commercial Group Risk(1)	78.4%	77.8%	77.4%	77.6%	77.3%	78.9%	78.5%
Medicare Advantage(4)	82.3%	79.4%	75.4%	81.2%	79.5%	81.9%	80.3%
Medicare Part D	94.7%	84.5%	67.0%	76.7%	93.6%	98.0%	n/a
Medicaid Risk	86.5%	85.6%	87.4%	85.1%	86.0%	83.9%	84.6%

Explanatory Notes

(1) “Health Plan Commercial Group Insured” data excludes Individual business (under 65 years of age).

(2) “Commercial Group Risk” membership includes health plan commercial group business and a small group PPO insurance block which was previously imbedded within First Health.

(3) “Other ASO” membership includes active National Accounts and Federal Employees Health Benefits Plan (FEHBP) administrative services business.

(4) “Medicare Advantage” data includes Medicare Advantage HMO, Medicare Advantage PPO, and Medicare Advantage PFFS results.

(5) “Total Medical Liabilities” and “Days in Claims Payable” are calculated consistent with prior disclosures including the addition of Medicare Advantage PFFS in 2007.

(6) Revenue PMPM excludes the impact of revenue ceded to external parties.

(7) Revenue PMPM excludes the impact of CMS risk-share premium adjustments and revenue ceded to external parties.